Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Holder Name:	Ideanomics, Inc.
Date of Note:	01/28/2021
Principal Amount of Note:	$15 000 000

For value received Silk EV Cayman LP, a Cayman exempted limited partnership (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above with simple interest on the outstanding principal amount at the rate of 6% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted in accordance with this convertible promissory note (the “Note”). Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable upon request of the Holder on or after the one (1) year anniversary of the date hereof (the “Maturity Date”).

1.	BASIC TERMS.

(a)                Additional Notes. This convertible promissory note (the “Note”) is issued as part of a series of notes (collectively, the “Notes”) to be issued by the Company from time to time to certain persons and entities (collectively, the “Holders”). The Company shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of each Holder and the principal amount (and stated interest) owing to each Holder pursuant to the terms hereof and a copy of any documentation relating to a transfer of this Note from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company and the Holder shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a registered holder hereunder for all purposes of this Note. The Register shall be available for inspection by any Holder, at any reasonable time and from time to time upon reasonable prior notice.

(b)               Prepayment. This Note may be prepaid without penalty at any time with the written consent of the Holder.

(c)               Wiring Instructions. On the date hereof following the execution of the Note, Holder shall transfer, via wire transfer of immediately available funds, the principal amount of the Note to an account maintained in the name of SILK EV, LLC, as agent of the Company, or any other account as may be designated by the Company in writing.

2.	CONVERSION AND REPAYMENT.

(a)	Conversion upon a Qualified Financing.

(i)                 In the event that the Company issues and sells partnership interests or other equity securities (and not other Notes) (“Equity Securities”) to investors (the “Investors”) on or before the Maturity Date in an equity financing with total proceeds to the Company of not less than €40,000,000 (including the proceeds of any then outstanding convertible indebtedness of the Company to be converted in connection with such equity financing including, without limitation, this Note and any other convertible Notes issued by the Company) (a “Qualified Financing”), then the outstanding principal amount of this Note and any unpaid accrued interest (the “Outstanding Accrued Interest”) shall convert into Equity Securities sold in the Qualified Financing at a conversion price equal to the cash price for an equivalent portion of such Equity Securities by the Investors in the Qualified Financing (which may be represented by a capital contribution and associated capital account) multiplied by 0.80; provided, however, that in lieu of converting the Outstanding Accrued Interest, the Company shall have the option (in its sole discretion) to pay the Outstanding Accrued Interest to the Holder in cash. For purposes of the conversion contemplated by this Section 2 or to determine any amounts payable hereunder, any amount in U.S. Dollars shall be converted into Euros at the prevailing conversion rate as of the close of business on the date that is two (2) business days prior to the conversion.

(ii)               The issuance of Equity Securities pursuant to the conversion of this Note, if any, shall be upon and subject to the same terms and conditions applicable to Equity Securities sold in the Qualified Financing.

(b)               Procedure for Conversion. In connection with any conversion of this Note into Equity Securities, the Holder shall surrender this Note to the Company and deliver to the Company any information and documentation typical of financing of this nature as reasonably required by the Company (including, information or documents required to comply with applicable local law in any jurisdiction requested by the Company, and in the case of a Qualified Financing, all financing documents executed by the Investors in connection with such Qualified Financing). The Company shall not be required to cause the issuance or delivery of the Equity Securities into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Further, the conversion contemplated by this Section 2, shall become effective only upon the Holder’s delivery to the Company of any information or documents reasonably requested by the Company, including a duly executed joinder to the Company’s Limited Partnership Agreement (the “LP Agreement”), as the Company may deem necessary to admit the Holder as a limited partner of the Company. Following the conversion and the Holder’s admittance as a limited partner of the Company pursuant to the LP Agreement, the Holder acknowledges and agrees that the Holder shall be entitled to the applicable benefits, and shall be subject to the applicable obligations, under, and be bound by the terms of, the LP Agreement as it is negotiated between the Company and any Investors in any such financing and not the Holder.

(c)              No Rights as Securityholder. This Note does not by itself entitle the Holder to any rights as a securityholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder shall cause the Holder to be a securityholder of the Company for any purpose.

(d)              Interest Accrual. If a Qualified Financing is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to five (5) days prior to the signing of the definitive agreement for the Qualified Financing.

3.	REPRESENTATIONS AND WARRANTIES.

(a)                Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof as follows:

(i)               Organization, Good Standing and Qualification. The Company is an exempted limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.

(ii)              Limited Partnership Power. The Company has all requisite power to issue this Note and to carry out and perform its obligations under this Note. The issuance of this Note has been duly approved by the Company.

(iii)            Authorization. All action on the part of the Company necessary for the issuance and delivery of this Note has been taken. This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon conversion of this Note (the “Conversion Securities”), when issued in compliance with the provisions of this Note, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(iv)             Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of this Note has been obtained.

(v)               Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

(vi)             Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(vii)            No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Note, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) any Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Holder.

(viii)           Offering. Assuming the accuracy of the representations and warranties of the Holder contained in Section 3(b) below, the offer, issue and sale of this Note and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(ix)             Use of Proceeds. The Company shall use the proceeds of this Note solely for the costs and expenses related to its formation and the formation and business operations of Silk-FAW Automotive Group Ltd and/or certain of its affiliates (“Silk-FAW Automotive”).

(b)               Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(i)               Accredited Investor Status. The Holder (i) is an “accredited investor” as such term is defined in Rule 501 under the Act and (ii) qualifies as a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act.

(ii)              Purchase for Own Account. The Holder is acquiring the Securities solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Securities.

(iii)             Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3(a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

(iv)             Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(v)               Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(1)              There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)              The Holder shall have notified the Company of the proposed disposition, the Company has approved the transfer in writing, and the Holder furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

(3)              Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer and a transfer shall be permitted by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers for estate planning purposes, including by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holder hereunder.

(vi)             No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

(vii)           Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Note, including (A) the legal requirements within the Holder’s jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Holder’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

(viii)         Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and that the Company has an obligation to update such statements.

(ix)             Risk Factors. The Holder understands and has evaluated the risks involved in an investment in the Company. The Holder recognizes that an investment in the Company involves a substantial risk of loss by the Holder of its entire investment and represents and warrants that the Holder is able to bear the risk of this investment, including the loss of the Holder’s entire investment, and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment. As such, the Holder hereby represents and warrants that it has read and understands the Risk Factors attached hereto as Exhibit A relating to the Company.

(x)               No Other Representations and Warranties; Independent Investigation. Holder acknowledges that it has conducted, to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making its determination to proceed with the transactions contemplated by this Note, Holder has relied on the results of its own independent investigation and verification, in addition to the representations and warranties of the Company expressly and specifically set forth in Section 3(a) of this Note. SUCH REPRESENTATIONS AND WARRANTIES BY THE COMPANY CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO HOLDER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, AND HOLDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANIES OR TO ANY ENVIRONMENTAL, HEALTH OR SAFETY MATTERS) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY AND NEITHER THE ACCURACY NOR COMPLETENESS OF ANY SUCH INFORMATION IS BEING RELIED UPON BY HOLDER OR ANY OF ITS REPRESENTATIVES OR AFFILIATES.

4.	EVENTS OF DEFAULT.

(a)                If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holders of a majority of the outstanding principal amount of all the Notes (the “Majority Holders”) and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 4(a)(ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)                The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii)              The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii)            An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

(b)               In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

5.	MISCELLANEOUS PROVISIONS.

(a)               Tax Matters. Each Holder shall deliver to the Company, on or prior to the date such Holder becomes a party hereto, such properly completed and duly executed documentation prescribed by applicable law (including Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version thereof to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or other official governmental interpretations thereof and any intergovernmental agreements or any “FFI agreements” entered into pursuant to the foregoing (“FATCA”)) and such other reasonably requested information as will permit the Company (x) to determine whether or not any payments made under the Note are subject to tax withholdings or information reporting requirements, (y) to determine, if applicable, the required rate of tax withholdings, and (z) to establish such Holder’s entitlement to any available exemption from, or reduction in the rate of, tax withholdings, in respect of any payments to be made to such Holder by the Company under the Note or otherwise establish such Holder’s status for withholding tax purposes in an applicable jurisdiction, including, without limitation, Internal Revenue Service Form W-9, W-8BEN-E, W-8BEN, W-8IMY or W- 8ECI, as applicable. Each Holder shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to the Company updated or other appropriate documentation or promptly notify the Company of its inability to do so.

(b)              Tax Deduction. If the Company is required by law to make any deduction or withholding for or on account of tax from a payment under the Note, including any deduction or withholding from a payment under the Note required by FATCA (a “Tax Deduction”), the Company shall be entitled to make such Tax Deduction and any payment required in connection with such Tax Deduction in the time allowed by law and minimum amount required by law, and no party shall be required to increase any payment in respect of which it makes such Tax Deduction or otherwise compensate the recipient of the payment for that Tax Deduction. To the extent that any Tax Deduction is made in accordance with this Section 5(b), such withheld amounts shall be treated for the purposes of the Note as having been paid to the person in respect of which such withholding was made. The Company shall promptly, upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of such Tax Deduction) notify the Holder.

(c)               Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(d)               Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(e)               Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company permitted pursuant to Section 3(b)(v). Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal. The parties hereto agree and intend that this Note shall be treated as being in “registered form” for purposes of the Code (including Sections 163(f), 871(h)(2), 881(c)(2) of the Code), and the Register shall be maintained in accordance with such intention.

(f)               Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived with the written consent of the Company and the Majority Holders. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the Holders of, all of the Notes, and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver.

(g)              Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(h)              Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(i)               Counterparts; Manner of Delivery. This Note may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j)               Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(k)              Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Kirkland & Ellis LLP, 300 N LaSalle Dr, Chicago, IL 60654, Attn: Ryan D. Harris, P.C., e-mail: ryan.harris@kirkland.com.

(l)              Expenses. The Company and the Holder shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

(m)             Waiver of Conflicts. Each party to this Note acknowledges that Kirkland & Ellis LLP (“Kirkland”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent the Holder or the Holder’s affiliates in matters unrelated to the transactions contemplated by this Note (the “Note Financing”), including representation of the Holder or the Holder’s affiliates in matters of a similar nature to the Note Financing. The applicable rules of professional conduct require that Kirkland inform the parties hereunder of this representation and obtain their consent. Kirkland has served as outside general counsel to the Company and has negotiated the terms of the Note Financing solely on behalf of the Company. The Company and the Holder hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Note Financing, Kirkland has represented solely the Company, and not any Holder or any securityholder or employee of the Company or director, stockholder or employee of the Holder; and (iii) gives the Holder’s informed consent to Kirkland’s representation of the Company in the Note Financing.

(n)               Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five (5) calendar days of the date of this Note.

(o)              Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(p)              Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company, in making its investment or decision to invest in the Company.

(q)              Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

(r)              California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

[Signature pages follow]

The parties have executed this CONVERTIBLE PROMISSORY NOTE as of the date first noted above.

COMPANY:

SILK EV CAYMAN LP BY ITS GENERAL PARTNER SILK EV CAYMAN GP LTD
By:	/s/ Jonathan Krane

Name:	Jonathan Krane
Title:	Chairman
E-mail:

Address:

SIGNATURE PAGE TO
CONVERTIBLE PROMISSORY NOTE

The parties have executed this CONVERTIBLE PROMISSORY NOTE as of the date first noted above.

HOLDER:
Name of Holder:	Ideanomics, Inc.

By:	/s/ ALF Poor

Name:	ALF Poor
Title:	Authorized Signatory

E-mail:
Address:	1441 Broadway, Suite 5115 New York, NY 10018

SIGNATURE PAGE TO

CONVERTIBLE PROMISSORY NOTE

EXHIBIT A

Risk Factors

In considering participation in the Company, the Holder, as a prospective limited partner in the Company, should be aware of certain risk factors, which include the following:

Business Risks. The Company intends to primarily invest, directly or indirectly, in the securities and/or the assets (the “Investment”) of Silk-FAW Automotive (and any acquisition or holding vehicles formed to make or hold the Company’s investments). The operating results of Silk-FAW Automotive in a specified period will be difficult to predict. The Investment involves a high degree of business and financial risk that can result in substantial losses.

Future and Past Performance. The performance of prior investments either by other investors in the Company or the Company’s general partner, Silk EV Cayman GP Ltd. and its partners and employees, (the “General Partner”) is not necessarily indicative of the Company’s future results. While the Company intends for the Investment to have estimated returns commensurate with the risks undertaken, there can be no assurances that any targeted internal rate of return will be achieved. A loss of principal is possible in connection with the Investment.

Concentration Risks. The Company intends to invest all of its assets in Silk-FAW Automotive. In such case, changes in the value of Silk-FAW Automotive will cause greater volatility in the Investment than those same changes would cause in the portfolio of a diversified investment vehicle. Prospective investors should be aware that the Company intends to hold one investment during the duration of the Company and, as a consequence, investors will not have the risk-spreading benefits associated with a fund holding a diversified portfolio of multiple investments. Accordingly, the aggregate returns realized by the limited partners of the Company, such as the Holders upon a conversion pursuant to Section 2(a) of this Note, (the “Limited Partners” and together with the General Partner, the “Partners”) will be substantially adversely affected in the event of the unfavorable performance of Silk-FAW Automotive.

Illiquidity; Lack of Current Distributions. An investment in the Company should be viewed as an illiquid investment. It is uncertain as to when profits, if any, will be realized. Losses may be realized before gains, if any, are realized. The return of capital and the realization of gains, if any, generally will occur only upon the partial or complete disposition of the Investment. While the Investment may be sold at any time, it is generally expected that this will not occur for a number of years after the Company’s initial investment in Silk-FAW Automotive. Before such time, there may be no current return on the Investment. Furthermore, the expenses of operating the Company may exceed its income, thereby requiring that the difference be paid from the Company’s capital.

Leveraged Investments. The Company may make use of leverage by incurring or having Silk-FAW Automotive incur debt to finance a portion of the Investment or the business. Leverage may magnify both the Company’s opportunities for gain and its risk of loss from the Investment. The cost and availability of leverage is highly dependent on the state of the broader credit markets (and such credit markets may be impacted by regulatory restrictions and guidelines), which state is difficult to accurately forecast, and at times it may be difficult to obtain or maintain the desired degree of leverage. The use of leverage by the Company will also result in interest expense and other costs to the Company that may not be covered by distributions made to the Company or appreciation of the Investment. The use of leverage also may impose restrictive financial and operating covenants on Silk-FAW Automotive, in addition to the burden of debt service, and may impair its ability to operate its business as desired and/or finance future operations and capital needs. In addition, the leveraged capital structure of Silk-FAW Automotive may increase the exposure of the Investment to any deterioration in Silk-FAW Automotive’s condition or industry, competitive pressures, an adverse economic environment or rising interest rates and could accelerate and magnify declines in the value of the Investment in a down market. In the event that Silk-FAW Automotive cannot generate adequate cash flow to meet its debt service, the Company may suffer a partial or total loss of the Investment, which will adversely affect the returns of the Company. Furthermore, should the credit markets be limited or costly at the time the Company determines that it is desirable to sell all or a part of Silk-FAW Automotive, the Company may not achieve an exit multiple or enterprise valuation consistent with its forecasts. Moreover, Silk-FAW Automotive may not be rated by a credit rating agency. The Company may also borrow money or guaranty indebtedness (such as a guaranty of Silk-FAW Automotive’s debt). The use of leverage by the Company also will result in interest expense and other costs to the Company that may not be covered by distributions made to the Company or appreciation of its investments. The Company may incur leverage on a joint and several basis with one or more other investment funds and entities managed by the General Partner or any of its affiliates and may have a right of contribution, subrogation or reimbursement from or against such entities. In addition, to the extent the Company incurs leverage (or provides such guaranties), such amounts may be secured by capital commitments made by the Company’s investors and such investors’ contributions may be required to be made directly to the lenders instead of the Company.

Limited Transferability of Company Interests. There will be no public market for the Company’s interests, and none is expected to develop. There will be substantial restrictions upon the transferability of Company interests under the LP Agreement and applicable securities laws. In general, withdrawals of Company interests are not permitted. In addition, Company interests are not redeemable.

Reliance on the General Partner and Silk-FAW Automotive Management. Control over the operation of the Company will be vested with the General Partner, and the Company’s future profitability will depend largely upon the business and investment acumen of the investors who are members of the General Partner (the “Designated Investors”). The loss or reduction of service of one or more of the Designated Investors could have an adverse effect on the Company’s ability to realize its investment objectives. In addition, the Designated Investors may in the future, manage other investment funds besides the Company and the Designated Investors may need to devote substantial amounts of their time to the investment activities of such other funds, which may pose conflicts of interest regarding, among other things, the allocation of the time and attention of the Designated Investors. Limited Partners, such as the Holders upon a conversion in accordance with Section 2(a) of this Note, generally have no right or power to take part in the management of the Company, and as a result, the investment performance of the Company will depend on the actions of the General Partner. In addition, certain changes in the General Partner or circumstances relating to the General Partner may have an adverse effect on the Company or Silk-FAW Automotive, including potential acceleration of debt facilities. Although the General Partner will monitor the performance of the Investment, it will primarily be the responsibility of Silk-FAW Automotive’s management team to operate Silk-FAW Automotive on a day-to-day basis. There can be no assurance that the management of Silk-FAW Automotive will be able or willing to successfully operate Silk-FAW Automotive in accordance with the Company’s objectives.

Absence of Operating History. The Company has no operating history and will be entirely dependent on the General Partner. While the Designated Investors have previous experience making and managing investments similar to the Investment, the Designated Investors have no experience managing and investing in special situation investments and start-ups and have not previously worked together as a group. Furthermore, there can be no assurance that the Investment will achieve results similar to those attained by previous investments of any member of the General Partner. In addition, the Investment may differ from previous investments made by the Designated Investors in a number of respects, including target return levels, level of risk associated with a particular investment, amount invested in a particular investment vehicle, types of companies within a particular industry sector, amount of leverage used, structure and holding period.

Projections. Projected operating results of Silk-FAW Automotive may be based primarily on financial projections prepared by Silk-FAW Automotive’s management. In all cases, projections are only estimates of future results that are based upon information received from Silk-FAW Automotive and third parties and assumptions made at the time the projections are developed. There can be no assurance that the results set forth in the projections will be attained, and actual results may be significantly different from the projections. Also, general economic factors, which are not predictable, can have a material effect on the reliability of projections.

Non-U.S. Investments. The Company will invest in Silk-FAW Automotive which is organized or have substantial sales or operations outside of the United States, its territories, and possessions. Such investments may be subject to certain additional risk due to, among other things, potentially unsettled points of applicable governing law, the risks associated with fluctuating currency exchange rates, capital repatriation regulations (as such regulations may be given effect during the existence of the Company), the application of complex U.S. and foreign tax rules to cross-border investments, possible imposition of foreign taxes on the Company and/or its Limited Partners with respect to the Company’s income, and possible foreign tax return filing requirements for the Company and/or the Limited Partners.

Conflicting Investor Interests. Limited Partners may have conflicting investment, tax, and other interests with respect to their investments in the Company, including conflicts relating to the structuring of the acquisition and disposition of the Investment. Conflicts may arise in connection with decisions made by the General Partner regarding the Investment that may be more beneficial to one Limited Partner than another, especially with respect to tax matters. In structuring, acquiring and disposing of the Investment, the General Partner generally will consider the investment and tax objectives of the Company and its Partners as a whole, not the investment, tax, or other objectives of any Limited Partner individually.

Need for Follow-On Investments. Following its initial investment in Silk-FAW Automotive, the Company may decide to provide additional funds to Silk-FAW Automotive or may have the opportunity to increase its investment in Silk-FAW Automotive (whether for opportunistic reasons, to fund the needs of the business, as an equity cure under applicable debt documents or for other reasons). There is no assurance that the Company will make follow-on investments or that the Company will have sufficient funds to make such investments in Silk-FAW Automotive. Any decision by the Company not to make follow-on investments or its inability to make such investments may have a substantial negative effect on Silk-FAW Automotive (including an event of default under applicable debt documents in the event an equity cure cannot be made). Such failure to make such investments may result in a lost opportunity for the Company to increase its participation in Silk-FAW Automotive or the dilution of the Company’s ownership in Silk- FAW Automotive if a third party invests in Silk-FAW Automotive. Moreover, if the amount of capital available to the Company is not sufficient, Silk-FAW Automotive may have to raise additional capital at a price unfavorable to Silk-FAW Automotive’s existing investors, including the Company.

Hedging Arrangements. The General Partner and its affiliates may (but are not obligated to) endeavor to manage the Company’s or Silk-FAW Automotive’s currency exposures, interest rate exposures or other exposures, using hedging techniques where available and appropriate. The Company may incur costs related to such hedging arrangements, which may be undertaken in exchange-traded or over-the- counter (“OTC”) contexts, including futures, forwards, swaps, options and other instruments. There can be no assurance that adequate hedging arrangements will be available on an economically viable basis or that such hedging arrangements will achieve the desired effect, and in some cases hedging arrangements may result in losses greater than if hedging had not been used. In some cases, particularly in OTC contexts, hedging arrangements will subject the Company to the risk of a counterparty’s inability or refusal to perform under a hedging contract, or the potential loss of assets held by a counterparty, custodian or intermediary in connection with such hedging. OTC contracts may expose the Company to additional liquidity risks if such contracts cannot be adequately settled. Certain hedging arrangements may create for the General Partner and/or one of its affiliates an obligation to register with the U.S. Commodity Futures Trading Commission or other regulator or comply with an applicable exemption.

Significant Adverse Consequences for Default. The LP Agreement will provide for significant adverse consequences in the event a Limited Partner defaults on any payment obligation. In addition to losing its right to potential distributions from the Company, a defaulting Limited Partner may be forced to transfer its interest in the Company for an amount that is less than the fair market value of such interest and that may be paid over a period of up to ten years, without interest.

Amendments; Side Letters. The LP Agreement may be amended from time to time generally with the consent of the General Partner, subject to certain exceptions set forth in the LP Agreement. The LP Agreement will set forth certain other procedures for its amendment, including provisions allowing the General Partner to amend the LP Agreement without the consent of the Limited Partners in certain circumstances. The Company or the General Partner may enter into side letters or other similar agreements or arrangements with certain Partners with respect to the Company without the approval of any other Partner that have the effect of establishing rights under, altering or supplementing, the terms of the LP Agreement with respect to such Partners in a manner more favorable to such Partners than those applicable to other Partners. Such rights or terms in any such side letter or other similar agreement or arrangement may include, without limitation, (i) reporting obligations of the General Partner and the Company, (ii) waiver of certain confidentiality obligations, (iii) consent of the General Partner to certain transfers and/or withdrawals by such Partner, (iv) rights or terms necessary in light of particular legal, regulatory, accounting, tax or policy characteristics of a Partner, (v) economic rights and (vi) additional obligations and restrictions of the General Partner and the Company with respect to the structuring of the Investment in light of the legal, tax, accounting and regulatory considerations of particular Partners.

Transfer by and Interests in the General Partner. To the extent the General Partner, its partners, its members, and/or their respective affiliates commit to make a direct or indirect investment in or alongside the Company, a material participation in or a portion of such investment may thereafter be transferred to others, subject to any express limitations thereon in the LP Agreement. In addition, certain third-parties, which may include investors in the Company, may invest in the Company through, or otherwise have an interest in or other participation arrangement or concession with respect to, the General Partner.

Director Liability. The Company will seek to obtain the right to appoint one or more representatives to the board of directors (or similar governing body) of Silk-FAW Automotive. Serving on the board of directors (or similar governing body) of Silk-FAW Automotive exposes the Company’s representatives, and ultimately the Company, to potential liability. Silk-FAW Automotive may not obtain insurance with respect to such liability, and any insurance that Silk-FAW Automotive does obtain may be insufficient to adequately protect officers and directors from such liability. In addition, involvement in litigation can be time consuming for such persons and can divert the attention of such persons from the Company’s investment activities.

Limitation of Recourse and Indemnification. The LP Agreement will limit the circumstances under which the General Partner and its affiliates will be held liable to the Company. As a result, Limited Partners may have a more limited right of action in certain cases than they would have in the absence of such provisions. In addition, the LP Agreement will provide that the Company will indemnify the General Partner and its affiliates for certain claims, losses, damages and expenses arising out of their activities on behalf of the Company. Such indemnification obligations could materially impact the returns to Limited Partners.

Litigation. In the ordinary course of its business, the Company may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Company and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the General Partner’s and its members’ time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.

Delayed Schedule K-1 Information. The Company may not be able to provide final Schedule K-1s to Limited Partners for any given fiscal year until after April 15 of the following year. The General Partner will use reasonable efforts to provide Limited Partners with final Schedule K-1s or with estimates of the taxable income or loss allocated to their investment in the Company on or before such date, but final Schedule K-1s may not be available until the Company has received tax–reporting information from Silk- FAW Automotive necessary to prepare final Schedule K-1s. Limited Partners may be required to obtain extensions of the filing dates for their U.S. federal, state and local income tax returns. Each prospective investor should consult with its own adviser as to the advisability and tax consequences of an investment in the Company.

Uncertain Economic, Social and Political Environment. Consumer, corporate and financial confidence may be adversely affected by current or future tensions around the world, fear of terrorist activity and/or military conflicts, pandemics, epidemics, localized or global financial crises or other sources of political, social or economic unrest. Such erosion of confidence may lead to or extend a localized or global economic downturn. A climate of uncertainty may increase the difficulty of modeling market conditions, potentially reducing the accuracy of financial projections. In addition, limited availability of credit for consumers, homeowners and businesses, including credit used to acquire businesses, in an uncertain environment or economic downturn may have an adverse effect on the economy generally and on the ability of the Company and Silk-FAW Automotive to execute their respective strategies and to receive an attractive multiple of earnings on the disposition of businesses. This may result in longer holding periods for investments. Furthermore, such uncertainty or general economic downturn may have an adverse effect upon Silk-FAW Automotive.

Results of Operations may be Negatively Impacted by the Coronavirus Outbreak. In December 2019, the 2019 novel coronavirus surfaced in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak. The impacts of the outbreak are unknown and rapidly evolving. Silk-FAW Automotive may rely on suppliers and manufacturers in China. This outbreak has resulted in the extended shutdown of certain businesses in the Wuhan region, which may in turn result in disruptions or delays to Silk-FAW Automotive’s supply chain. These may include disruptions from the temporary closure of third-party supplier and manufacturer facilities, interruptions in product supply or restrictions on the export or shipment of our products. Any disruption of such suppliers and their contract manufacturers will likely impact the Investment and the Company’s operating results. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of Silk-FAW Automotive, the Company and/or the Investment.

Market Conditions. The capital markets have experienced great volatility and financial turmoil. Moreover, governmental measures undertaken in response to such turmoil (whether regulatory or financial in nature) may have a negative effect on market conditions. Instability in the securities markets and economic conditions generally (including a slow-down in economic growth and/or changes in interest rates or foreign exchange rates) may also increase the risks inherent in the Investment and could have a negative impact on the performance and/or valuation of Silk-FAW Automotive. The Company’s performance can be affected by deterioration in the capital markets and by market events, such as the onset of the credit crisis in the summer of 2007 or the downgrading of the credit rating of the United States in 2011, which, among other things, can impact the public market comparable earnings multiples used to value privately held portfolio companies and investors’ risk-free rate of return. Movements in foreign exchange rates may adversely affect the value of the Investment and the Company’s performance. Volatility and illiquidity in the financial sector may have an adverse effect on the ability of the Company to sell and/or partially dispose of the Investment. Such adverse effects may include the requirement of the Company to pay break-up, termination or other fees and expenses in the event the Company is not able to close the transaction (whether due to the lenders’ unwillingness to provide previously committed financing or otherwise) and/or the inability of the Company to dispose of the Investment at a price that the General Partner believes reflect the fair value of the Investment. The impact of market and other economic events may also affect the Company’s ability to raise funding to support its investment objective.

Conflict of Interest. The management team of Silk-FAW Automotive and/or the Designated Investors, and their respective affiliates manage, and may in the future manage, several other investment funds, across multiple asset classes, including private equity funds, separate accounts and other investment vehicles (collectively, other “Investment Funds”) besides Silk-FAW Automotive and/or the Company. Such other Investment Funds are controlled by their own respective general partners subject to such Investment Funds’ respective governing documents. In addition, the Designated Investors may spend a portion of their business time and attention pursuing investment opportunities for other Investment Funds. The Designated Investors and the General Partner’s investment staff will continue to manage and monitor such Investment Funds and the Investment. The General Partner believes that the significant investment of selected Designated Investors in the Company, operate to align, to some extent, the interest of the Designated Investors with the interest of the Partners, although the Designated Investors have or may have economic interests in such other Investment Funds and investments as well and receive management fees and carried interests relating to these interests. Such other Investment Funds and investments that the Designated Investors may control or manage may compete with the Company or Silk-FAW Automotive. The Designated Investors will continue to manage the Investment, but also may and likely will focus investment activities on other opportunities and areas unrelated to the Investment.

Valuation of Assets. There is not expected to be an actively traded market for the Investment. When estimating fair value, the General Partner will apply a methodology it determines to be appropriate based on accounting guidelines and the applicable nature, facts and circumstances of the Investment. However, the process of valuing securities for which reliable market quotations are not available or appropriate is based on inherent uncertainties and the resulting values may differ from values that would have been determined had an active market existed for such securities and may differ from the prices at which such securities ultimately may be sold. The exercise of discretion in valuation by the General Partner may give rise to conflicts of interest, including in connection with determining the amount, type and timing of distributions.

Contingent Liabilities Upon Disposition. In connection with the disposition of the Investment, the Company and the General Partner may be required to make (and/or be responsible for another person’s or entity’s breach of) representations and warranties, e.g., about the business and financial affairs of Silk-FAW Automotive, the condition of its assets and the extent of its liabilities, in each case generally in the nature of representations and warranties typically made in connection with the sale of similar businesses, and may be responsible for the content of disclosure documents under applicable securities laws. They may also be required to indemnify the purchasers of the Investment or underwriters to the extent that any such representations or disclosure documents are inaccurate. These arrangements may result in contingent liabilities, which would be borne by the Company and, ultimately, its investors.

Risks Relating to Due Diligence of and Conduct at Silk-FAW Automotive. Before making the Investment, the General Partner and its members have conducted due diligence that they deem reasonable and appropriate based on the facts and circumstances applicable to Silk-FAW Automotive. Such due diligence entailed evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. When conducting due diligence and making an assessment regarding Silk-FAW Automotive, the General Partner and its members relied on the resources available to it, including information provided by Silk-FAW Automotive and third-party investigations. The due diligence investigation that the General Partner and its members carried out with respect to Silk-FAW Automotive may not have revealed or highlighted all relevant facts that may be necessary or helpful in evaluating Silk- FAW Automotive. Moreover, such investigation will not necessarily result in the Investment being successful. There can be no assurance that attempts to provide downside protection with respect to the Investment will achieve their desired effect and potential investors should regard an investment in the Company as being speculative and having a high degree of risk.

There can be no assurance that the Company will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices during the due diligence phase or during its efforts to monitor Silk-FAW Automotive on an ongoing basis or that any risk management procedures implemented by the Company will be adequate. In the event of fraud by any Silk-FAW Automotive or any of its affiliates, the Company may suffer a partial or total loss of the Investment. An additional concern is the possibility of material misrepresentation or omission on the part of Silk-FAW Automotive or the seller. Such inaccuracy or incompleteness may adversely affect the value of the Investment. The Company has relied upon the accuracy and completeness of representations made by Silk-FAW Automotive in the due diligence process, but cannot guarantee such accuracy or completeness. Under certain circumstances, payments to the Company may be reclaimed, including if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

Control Position Risk. The Investment is intended to allow the Company to acquire control or exercise influence over management and the strategic direction of Silk-FAW Automotive. The exercise of control over Silk-FAW Automotive imposes additional risks of liability for environmental damage, product defects, failure to supervise management and other types of liability in which the limited liability characteristic of business operations may be ignored. The exercise of control over the Investment could expose the assets of the Company to claims by Silk-FAW Automotive, its shareholders and its creditors. While the General Partner intends to manage the Company in a manner that will minimize the exposure of these risks, the possibility of successful claims cannot be precluded.